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                                 LEASE AGREEMENT
                                      WITH
                               OPTION TO PURCHASE

     This Lease Agreement with Option to Purchase is executed on September 28, 2001, but is effective as of Commencement Date set forth below, and is between Silicon Evolution, Inc. (collectively referred to as "Lessor") and Isonics Corporation, a California corporation. Therefore, in consideration of the mutual promises and obligations set forth below, the parties agree as follows:

1.   FUNDAMENTAL LEASE PROVISIONS AND DEFINITIONS.


LESSOR:                        Silicon Evolution, Inc.

LESSOR'S ADDRESS:              12013 NE 99th Street
                               Suite 1600
                               Vancouver, WA 98682
                               Tel: 360-604-5080

ISONICS:                       Isonics Corporation

ISONIC'S ADDRESS:              5906 McIntyre Street
                               Golden, CO 80403
                               Attn: President
                               Tel: 303-279-7900
                               Fax: 303-279-7300

LOCATION OF EQUIPMENT:         12013 NE 99th Street
                               Suite 1600 and neighboring buildings
                               Vancouver, WA 98682

INITIAL LEASE TERM:            Twelve Months

COMMENCEMENT DATE:             To be determined by written notification from
                               Isonics to Lessor

TERMINATION DATE:              Twelve months after the Commencement Date

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RENT:                          $30,000 per month (subject to adjustment in
                               accordance with Sections 5.2 and 5.3)

2. LEASED EQUIPMENT. Lessor hereby leases to Isonics and Isonics hereby leases from Lessor the Equipment described on Exhibit "A" attached hereto and by this reference incorporated herein. The Equipment is referred to herein as the "Leased Equipment."

3.   TERM.

     3.1 The Initial Lease Term shall commence on the Commencement Date and expire at midnight on the Termination Date, unless sooner terminated or extended as hereinafter provided. When used herein, the term "Commencement Date" is the earlier of the following:

     (a) date Isonics has obtained equity financing that is, in Isonics' discretion, sufficient to carry out the business of manufacturing silicon-on-insulator and other silicon wafers as the term "Adequate Funding" is used in that certain agreement between Isonics and Lessor dated September 14, 2001 which relates to a license between Lessor and Isonics and certain other related transactions as described therein; and

     (b) the date Isonics takes possession of and commences use of the leased assets.

     3.2 Isonics may, upon fifteen days written notice to Lessor, renew the Initial Lease Term for up to two additional terms, each consisting of a 12 month period, at the rate of $30,000 per month.

     3.3 The Lessor may terminate this lease upon fifteen days written notice to Isonics if the Commencement Date has not occurred on or before November 30, 2001. If the Lessor sends such written notice to Isonics, Isonics may establish the Commencement Date during such fifteen day period and, in such case, all other provisions of this Lease will control.

4.   OBLIGATIONS OF LESSOR.

     4.1 Upon payment by Isonics of the Rent and other Obligations of Isonics as set forth herein, and upon the observance and performance of all the covenants, terms, and conditions for which Isonics is responsible, Isonics shall peaceably and quietly hold and enjoy the Leased Equipment for the entire Term without hindrance or interruption by Lessor or any other person or persons lawfully or equitably claiming by, through, or under Lessor's control, nevertheless, to the terms and conditions of this Lease.

     4.2 During the term of this Lease, Lessor shall not voluntarily, involuntarily, directly, indirectly, or by operation of law assign, transfer, or encumber the Leased Equipment or any portion thereof or any interest therein without the prior written consent of Isonics.

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5.   OBLIGATIONS OF ISONICS. During the Lease Term, Isonics shall pay Rent and all Operating Costs (as hereinafter defined) on or before the date first due.

     5.1 RENT. Isonics shall pay Rent (including any Additional Rent) on a monthly basis, on or before the first day of each month during the Lease Term. Monthly Rent shall be as set forth above. Rent shall be delinquent, and this Lease shall be in default if Lessor has not received the Rent payment by the tenth day of the month for which the Rent is due. At Isonics's or Lessor's request, Isonics will make payments to Lessor by wire transfer of funds to an account designated by Lessor.

     (a) As Additional Rent, Isonics will pay when due all Personal Property Taxes. As used in this Lease, the term "Personal Property Taxes" shall mean any and all taxes, charges and assessments (special or general, ordinary or extraordinary) levied with respect to the Leased Equipment.

     (b) As Additional Rent, Isonics will be responsible for all operating and maintenance expenses for the Leased Equipment.

     5.2 DEDUCTIONS FROM RENT. Isonics is entitled to reduce the Rent to the extent any of the Leased Equipment becomes unavailable to Isonics through no fault of Isonics, whether such action results from a vendor or financer of the Leased Equipment taking possession of the Leased Equipment (or any portion thereof) because of a failure by the Lessor to make necessary payments or because the Leased Equipment (or any portion thereof) fails due to normal wear and tear. The amount of the deduction shall be as described on Exhibit "A," or if no specific deduction is reflected on Exhibit "A," an amount equal to the fair lease value of the equipment that failed.

     5.3 RENT DEFERRAL. If Isonics commences this Lease before receiving Adequate Funding, then Isonics may defer payment of Rent for the first three months of this Lease. In that event, Isonics will pay Rent at the rate of $40,000 per month for the remaining nine months of the initial term of this Lease.

6.   Not included.

7. NO LIENS. Isonics shall keep the Leased Equipment clear from any and all liens arising out of any work performed, materials furnished or obligations incurred by or for Isonics.

8. SECURITY. Isonics, at its own expense, shall provide adequate security for the Leased Equipment.

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9.   THE LEASED EQUIPMENT. Isonics acknowledges that the Leased Equipment is located in premises that are leased by third parties to Lessor, although Lessor is in default in certain of its obligations under leases to those third parties. Lessor represents that it has had conversations about these defaults and based on those discussions believes that Isonics will be able to negotiate alternative arrangements with the third parties. Isonics agrees to use its best efforts to negotiate accommodation with these third parties, but to the extent Isonics must pay the third parties (or provide other value to the third parties) in excess of the amount set forth in the leases for such premises on a going-forward basis from the Commencement Date, Isonics may pay such expenses and add the amount so paid to the amounts advanced by Isonics to the Lessor under a loan and security agreement entered into between the parties.

10.  COVENANTS AND WARRANTIES. Isonics and Lessor agree and warrant as follows:

     10.1 At the Commencement Date, the Lessor warrants to Isonics that the Leased Equipment is in good repair and operable physical condition, given the age of the and prior use of the Leased Equipment. At the Commencement Date, the Lessor is not aware of any material maintenance or repairs that need to be made to the Leased Equipment in order to make any portion of the Leased Equipment usable or operational.

     10.2 Isonics will operate the Leased Equipment in accordance with the operating instructions for the Leased Equipment and in accordance with the historical practice pursuant to which the Lessor previously operated the Leased Equipment.

     10.3 Upon the termination of this Lease for any reason, Isonics will return the Leased Equipment to the Lessor.

11. INSURANCE. Isonics shall, during the entire term hereof, keep in full force and effect a policy of general liability and property damage insurance with respect to the Leased Equipment, and the business operated by Isonics, in which the limits of liability per occurrence and in which the limit of property damage liability shall not be less than reasonably required for the nature of the business being conducted.

12. DAMAGE OR DESTRUCTION. In case of damage to or destruction of the Leased Equipment by fire, vandalism, malicious mischief or any other casualty, Isonics shall be entitled to all proceeds from any insurance policies.

13. INDEMNIFICATION. Isonics covenants and agrees to protect and save Lessor harmless and indemnified against and from any penalty or damage or charges imposed for any violation of any laws or ordinances, either occasioned by Isonics in connection with its usage of the Leased Equipment. Isonics further agrees to protect, indemnify and save Lessor harmless from and against any and all claims, and against any and all loss, cost, damage or expense, including

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without limitation, reasonable attorneys' fees, arising out of any failure of
Isonics in any respect to comply with and perform all the requirements and provisions hereof.

13. IMPROVEMENTS AND ALTERATIONS. Isonics has the right to make and Lessor consents to Isonics making all alterations, installations, additions, and improvements ("Improvements") necessary for the operation or maintenance of the Leased Equipment. Improvements by Isonics shall be made at Isonics's sole cost and expense.

14.  DEFAULT BY ISONICS AND RIGHTS OF LESSOR.

     14.1 DEFAULTS. If Isonics fails to perform any covenant, term, agreement or condition of this Lease within 30 days after notice from Lessor (provided, however, that if the nature of such default other than for nonpayment is such that the same cannot reasonably be cured within such 30-day period, Isonics shall not be deemed in default if Isonics shall commence such cure within said 30-day period and thereafter diligently prosecutes the same to completion), then Lessor, in addition to all other rights and remedies available to Lessor by law or by other provisions hereof, may, without process, immediately remove all persons and property, and, at Lessor's option, terminate this Lease as to all future rights of Isonics.

     14.2 REMEDIES

          (a) Isonics hereby agrees to pay Lessor and to indemnify Lessor for all reasonable attorneys' fees and expenses incurred in enforcing any of the terms of this Lease or any other rights or remedies of Lessor.

          (b) To the extent that Isonics fails to pay any amount due hereunder on or before the date such payment was due (including Rent), such amount will be considered to be additional Rent (unless the default relates to the payment of Rent) and Isonics will be obligated to pay Lessor, at Lessor's discretion, an amount equal to 5% or less of such Rent or additional Rent on demand by Lessor. The additional amounts required by this Paragraph shall also be considered additional Rent and shall be added to and included within Rent as such are incurred.

15. OPTION TO PURCHASE: By executing this Lease, Lessor grants Isonics the right to purchase the Leased Equipment, or any portion thereof, at any time during this Agreement for a price equal to the "orderly liquidation value" as determined by a third party appraiser acceptable to both Lessor and Lessee. If the Lessee exercises this option during the first twelve months of this lease, the remaining lease payments due during the first twelve months of this lease will be added to the "orderly liquidation value."

16.  MISCELLANEOUS PROVISIONS.

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     16.1 HEADINGS. The titles to sections of this Lease are not a part of this
Lease and shall have no effect upon the construction or interpretation of any part hereof.

     16.2 SUCCESSORS AND ASSIGNS. All of the covenants, agreements, terms and conditions contained in this Lease shall inure to and be binding upon Lessor and Isonics and their respective successors and assigns.

     16.3 NO PARTNERSHIP. Lessor does not in any way or for any purpose become a partner or joint venturer of, or member of a joint enterprise with, Isonics in the conduct of its business. The provisions of this Lease providing for Isonics payment of Rent and Additional Rent, are included solely for the purpose of providing a method whereby the Rent is to be measured and ascertained.

     16.4 NON-WAIVER. Waiver by Lessor or Isonics of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of such term, covenant or condition of this Lease, regardless of Lessor's or Isonics's knowledge of such preceding breach at the time of acceptance or payment of Rent.

     16.5 ENTIRE AGREEMENT. Except as otherwise set forth in this Lease, this Lease contains all covenants and agreements between Lessor and Isonics relating in any manner to the Rent, Isonics's use of the Leased Equipment, and other matters set forth in this Lease.

     16.6 SEVERABILITY. Any provision of this Lease which shall prove to be invalid, void or illegal shall in no way affect, impair or invalidate any other provision hereof and the remaining provisions hereof shall nevertheless remain in full force and effect. If the intent of any section of this Lease so indicate, the obligations of Lessor and Isonics pursuant to such section of this Lease shall survive the termination of this Lease.

     16.7 NO ACCORD AND SATISFACTION. No payment by Isonics or receipt by Lessor of a lesser amount than Rent, and other charges stipulated herein shall be deemed to be other than on account of the earliest stipulated Rent or other charges, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as Rent be deemed an accord and satisfaction, and Lessor shall accept such check or payment without prejudice to Lessor's right to recover the balance of such Rent, and other charges or pursue any other remedy in this Lease.

     16.8 NOTICES. All notices which Lessor or Isonics may be required, or may desire, to serve on the other may be served by personal service or by mailing by certified mail, postage prepaid, at such address as the parties may from time to time designate to the other in writing, or by facsimile to such telephone number as the parties may from time to time designate provided the sending facsimile machine automatically prints out a receipt for such transmission. The time of rendition of such notice shall be deemed to be the time when the notice is either personally delivered or deposited in the mail as herein provided, or a facsimile receipt has been printed.

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     16.9 FORCE MAJEURE. Time periods or deadlines for Lessor's or Isonics's performance under any provisions of this Lease (except for the payment of money) shall be extended for periods of time during which the nonperforming party's performance is prevented due to circumstances beyond the party's control, including, without limitation, labor disputes, embargoes, governmental restrictions or regulations, inclement weather and other acts of God, war or other strife.

     16.10 APPLICABLE LAW. The laws of the State of Colorado shall govern the validity, performance, and enforcement of this Lease. Any action arising or that may be deemed to arise under this lease shall be brought in the Jefferson County, Colorado.

     16.11 ATTORNEYS' FEES. In any action brought to enforce the terms and conditions of this Lease, the prevailing party shall be entitled, as part of its award, to reasonably attorneys' fees incurred.

     IN WITNESS WHEREOF, the parties hereto have executed or caused this Lease to be executed this 10th day of September, effective as of the day and year first above written.


     LESSOR                             By
                                           -----------------------------------
     Silicon Evolutions, Inc.           Hans Walitzki, Vice President

               and                      Ralph Ahlgren, President

     ISONICS                            By
                                           -----------------------------------
     Isonics Corporation                James E. Alexander, President










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